Contact:
ACADIA Pharmaceuticals Inc.
Thomas H. Aasen, Executive Vice President,
Chief Financial Officer and Chief Business Officer
(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2012

SAN DIEGO, CA March 12, 2013 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders, today announced its financial results for the fourth quarter and year ended December 31, 2012.

ACADIA reported a net loss of $6.8 million, or $0.11 per common share, for the fourth quarter of 2012, compared to a net loss of $5.3 million, or $0.10 per common share, for the fourth quarter of 2011. For the year ended December 31, 2012, ACADIA reported a net loss of $20.8 million, or $0.38 per common share, compared to a net loss of $22.8 million, or $0.44 per common share, for 2011.

At December 31, 2012, ACADIA’s cash, cash equivalents, and investment securities totaled $108.0 million compared to $31.0 million at December 31, 2011.  This increase was primarily due to $98.2 million in net proceeds from sales of equity securities, including $80.5 million raised in an equity financing in December as well as earlier financings completed by ACADIA, offset in part by cash used to fund ACADIA’s operations.

“2012 was a transformational year for ACADIA, highlighted by the impressive results from our pivotal Phase III trial with pimavanserin in Parkinson’s disease psychosis and the strengthening of our balance sheet through our successful financing,” said Uli Hacksell, Ph.D., Chief Executive Officer of ACADIA. “We are now positioned with a strong foundation to continue to advance our pimavanserin Phase III Parkinson’s disease psychosis program toward registration and to strategically broaden this program to address other neurological disorders. This includes plans to initiate our second, confirmatory pivotal Phase III Parkinson’s disease psychosis trial in the first half of this year and a Phase II trial in Alzheimer’s disease psychosis in the second half of the year. We believe that our pipeline of product candidates, spearheaded by pimavanserin, provides ACADIA with multiple attractive product and commercial opportunities and significant growth potential.”

Revenues totaled $380,000 for the fourth quarter of 2012 compared to $588,000 for the fourth quarter of 2011, and were comprised of revenues from ACADIA’s collaborations with Allergan as well as its agreements with other parties. The decrease in revenues was primarily due to the termination of ACADIA’s collaboration with Meiji Seika Pharma Co., Ltd. in July 2012. This agreement contributed $199,000 of revenue during the fourth quarter of 2011.

Research and development expenses increased to $4.9 million for the fourth quarter of 2012, including $230,000 in stock-based compensation, from $4.4 million for the comparable quarter of 2011, including $128,000 in stock-based compensation. This increase was primarily due to increased personnel and stock-based compensation expenses.

General and administrative expenses increased to $2.3 million for the fourth quarter of 2012, including $322,000 in stock-based compensation, from $1.5 million for the comparable quarter of 2011, including $280,000 in stock-based compensation. This increase was primarily due to increased personnel expenses as well as increased external costs.

ACADIA has indicated that it expects to use between $26 million and $30 million of its cash resources to fund its operations for the year ending December 31, 2013.  These resources are expected to be used primarily for ongoing and planned development activities for pimavanserin.

Conference Call and Webcast Information
ACADIA management will review its fourth quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-510-0712 for participants in the U.S. or Canada and 617-597-5380 for international callers (reference passcode 78191729).  A telephone replay of the conference call may be accessed through March 26, 2013 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 59394169). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until March 26, 2013.

About ACADIA Pharmaceuticals
ACADIA is a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by pimavanserin, which is in Phase III development as a potential first-in-class treatment for Parkinson's disease psychosis. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. and two advanced preclinical programs directed at Parkinson’s disease and other neurological disorders. All product candidates are small molecules that emanate from discoveries made at ACADIA. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, either alone or with a partner, including the progress and expected timing of clinical trials, and the clinical benefits to be derived from ACADIA’s product candidates, in each case including pimavanserin, the strength of ACADIA’s balance sheet, future advancement or strategic broadening of the pimavanserin program, ACADIA’s growth potential, and ACADIA’s expected 2013 cash burn. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2012 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012 (1)	2011 (1)

Collaborative revenues	$380	$588	$4,907	$2,067

Operating expenses
Research and development (includes stock-based compensation of $230, $128, $680 and $512, respectively)	4,901	4,424	18,794	17,309
General and administrative (includes stock-based compensation of $322, $280, $1,250 and $1,086, respectively)	2,298	1,478	6,999	7,610
Total operating expenses	7,199	5,902	25,793	24,919
Loss from operations	(6,819)	(5,314)	(20,886)	(22,852)
Interest income, net	9	14	37	87
Net loss	$(6,810)	$(5,300)	$(20,849)	$(22,765)
Net loss per common share, basic and diluted	$(0.11)	$(0.10)	$(0.38)	$(0.44)
Weighted average common shares outstanding, basic and diluted	60,618	52,834	55,116	52,183

(1)
The condensed consolidated statements of operations for the years ended December 31, 2012 and 2011 have been derived from the audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31, 2012 (1)	December 31, 2011 (1)

Assets
Cash, cash equivalents, and investment securities	$107,967	$31,048
Prepaid expenses, receivables and other current assets	581	901
Total current assets	108,548	31,949
Property and equipment, net	42	151
Other assets	-	14
Total assets	$108,590	$32,114
Liabilities, redeemable common stock and stockholders’ equity
Accounts payable, accrued expenses and other current liabilities	$5,514	$5,496
Current portion of deferred revenue	434	669
Total current liabilities	5,948	6,165
Long-term portion of deferred revenue	-	2,587
Total liabilities	5,948	8,752
Redeemable common stock	17,658	-
Stockholders’ equity	84,984	23,362
Total liabilities, redeemable common stock and stockholders’ equity	$108,590	$32,114

(1)The condensed consolidated balance sheets at December 31, 2012 and 2011 have been derived from the audited financial statements at such date but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.